EXHIBIT 10.2.55
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 4, 2010, among BRPP, LLC, a limited liability company organized under the laws of North Carolina with registered number 0556771 and having its registered address at 150 Fayetteville Street, Box 1101, Raleigh, North Carolina 27601 (the “New Senior Note Guarantor”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office 6, Parc d’ Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H:
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 8% Senior Notes due 2016 (the “Securities”), initially in the aggregate principal amount of €480,000,000;
     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Senior Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Senior Note Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Senior Note Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Senior Note Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Senior Note Guarantor hereby agrees, jointly and severally with all existing Senior Note Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Senior Note Guarantor under the Indenture (the “Guarantee”).
     3. [intentionally omitted]
     4. Notices. All notices or other communications to the New Senior Note Guarantor shall be given as provided in Section 13.02 of the Indenture.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Senior Note Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BRPP, LLC
By:	Blue Ridge Paper Products Inc.,
Sole Member and Manager

By:	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary of the Sole Member

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
By:	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorised Signatory

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